Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-231395) and the Registration Statement on Form S-8 (File No. 333-223916) of our report dated June 28, 2019 relating to the consolidated financial statements of Jerash Holdings (US), Inc. for the years ended March 31, 2019 and 2018, which appears in the annual report on Form 10-K of Jerash Holdings (US) Inc. filed with the Securities and Exchange Commission on June 28, 2019.

/s/ Friedman LLP

New York, New York

June 28, 2019